Exhibit 3.6

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)                                      Filed By:

           P.D.C. INNOVATIVE INDUSTRIES, INC. - File No. -13957 - 1994
           -----------------------------------------------------------
                              Name of Corporation

                      We the undersigned Sandra Sowers and
                                         -------------
                          President or Vice President

                Sandra Sowers     of       P.D.C. INNOVATIVE INDUSTRIES, INC.
                -------------              ----------------------------------
       Secretary or Assistant Secretary              Name of Corporation

                               do hereby certify:

  That the Board of Directors of said corporation at a meeting duly convened, held on the 24TH,
                                            -----
  day of JANUARY, 2002, adopted a resolution to amend the original articles as follows:

              Article THREE is hereby amended to read as follows:
                      -----

   3. CAPITAL STOCK. The amount of the total authorized capital stock of this corporation is 125,000,000 shares with par value of $0.001 per share.

        Amendment Approved by A unanamous vote of majority stockholders.

                            /s/ Sandra Sowers, Pres
                           --------------------------
                          President or Vice President


                     /s/ Michael C. Hiler, Asst. Secretary
                     -------------------------------------
                        Secretary or Assistant Secretary


                            /s/ Sandra Sowers, Secy.
                         ------------------------------
                        Secretary or Assistant Secretary

State of   Nevada      ,      )
        ----------------------)
County of                     )ss
          ------------------- )

On  01/31/2001           Harold H. Harris, personally appeared before me, a
  --------------------------------------------------------------------------
                        Notary Public


[GRAPHIC OMITTED]
                  Harold H. Harris
                  Commission #CC936525
                  Expires May 15, 2004       /s/ Harold H. Harris,  who
                    Bonded thru          -------------------------------------
               _______ Bonding Co. Inc.        acknowledged


Names of Persons Appearing and Signing Document that they executed the above
instrument     Sandra Sowers, Michael Hiler    Signature of Notary
             --------------------------------